Exhibit 99.1

Warburg Pincus Private Equity VIII, L.P.

Bill Barrett Corporation (BBG)

May 16, 2008

Continuation Statement

1.	Name:	Warburg Pincus & Co.
	Address:	466 Lexington Avenue
New York, New York 10017

2.	Name:	Warburg Pincus LLC
	Address:	466 Lexington Avenue
New York, New York 10017

3.	Name:	Warburg Pincus Partners, LLC
	Address:	466 Lexington Avenue
New York, New York 10017

Designated Filer:   Warburg Pincus Private Equity VIII, L.P.

Issuer & Ticker Symbol:   Bill Barrett (BBG)

Date of Event Requiring Statement:   May 14, 2008

(1)                                  Prior to the transaction reported herein, Warburg Pincus Private Equity VIII, L.P. and two affiliated funds (collectively, “WP VIII”) owned an aggregate of 7,578,183 shares of common stock (the “Common Stock”), par value $0.001 per share, of Bill Barrett Corporation.  On May 14, 2008, WP VIII distributed an aggregate of 2,503,095 shares of Common Stock to the limited partners of WP VIII and certain other persons, which distributions were made on a pro rata basis with no consideration being paid to WP VIII in connection therewith.

(2)                                  The stockholder is WP VIII.  Warburg Pincus Partners, LLC (“WP Partners LLC”), a subsidiary of Warburg Pincus & Co. (“WP”), is the sole general partner of WP VIII.  WP VIII is managed by Warburg Pincus LLC (“WP LLC” and together with WP, WP VIII and WP Partners LLC, the “Warburg Entities”).  WP Partners LLC and WP LLC may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934, as amended) in an indeterminate portion of the shares of Common Stock held by WP VIII.  WP Partners LLC and WP LLC disclaim beneficial ownership of all such shares held by WP VIII except to the extent of any pecuniary interest therein.  Charles R. Kaye and Joseph P. Landy are Managing General Partners of WP and Managing Members and Co-Presidents of WP LLC and may be deemed to control the Warburg Entities.  Messrs. Kaye and Landy disclaim beneficial ownership of all shares of Common Stock held by WP VIII except to the extent of any pecuniary interest therein. The address of the Warburg Entities is 466 Lexington Avenue, New York, New York 10017.

Warburg Pincus Partners LLC

By: Warburg Pincus & Co., its managing member

By:	/s/ Scott A. Arenare
	Name:	Scott A. Arenare
	Title:	Partner

Warburg Pincus & Co.

By:	/s/ Scott A. Arenare
	Name:	Scott A. Arenare
	Title:	Partner

Warburg Pincus LLC

By:	/s/ Scott A. Arenare
	Name:	Scott A. Arenare
	Title:	Managing Director